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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 1999 (except with respect to the matter discussed in the eighth paragraph of Note 5, as to which the date is February 10, 1999) included in SportsLine USA, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
    August 16, 1999.